UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 11, 2025

Mobileye Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41541	88-0666433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

c/o Mobileye B.V.

Har Hotzvim, 1 Shlomo Momo HaLevi Street

Jerusalem 9777015, Israel

(Address of principal executive offices and zip code)

+972-2-541-7333

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.001 Par Value)	MBLY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Secondary Offering and Stock Repurchase

On July 9, 2025, Mobileye Global Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Intel Overseas Funding Corporation, a wholly owned subsidiary of Intel Corporation (the “Selling Stockholder”), and Goldman Sachs & Co. LLC and BofA Securities, Inc., relating to the offer and sale by the Selling Stockholder of 57,500,000 shares of the Company’s Class A common stock (the “Class A Stock”), at a price to the public of $16.50 per share (the “Offering”). The Company did not sell any shares of Class A Stock in the Offering and did not receive any proceeds from the sale of the shares offered by the Selling Stockholder. The Offering closed on July 11, 2025.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Stockholder have agreed to indemnify the underwriters against certain liabilities and to contribute to payments the underwriters may be required to make in the event of any such liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and the terms of which are incorporated herein by reference.

Davis Polk & Wardwell LLP has issued an opinion, dated July 11, 2025, regarding certain legal matters with respect to the Offering, a copy of which is filed as Exhibit 5.1 hereto.

In connection with the Offering, on July 11, 2025 the Company purchased from the Selling Stockholder 6,231,985 shares of Class A Stock from the Selling Stockholder, at a price of $16.04625 per share, which is equal to the per share purchase price paid by the underwriters in the Offering (the “Share Repurchase”) pursuant to a previously filed agreement with the Selling Stockholder. The aggregate consideration was $100 million. The underwriters in the Offering did not receive any compensation for the shares of the Class A common stock that were repurchased by the Company. The Selling Stockholder is the Company’s majority stockholder. For more information on the Selling Stockholder’s relationship to the Company, please refer to the Company’s Definitive Proxy Statement filed on April 25, 2025.

Item 3.02 Unregistered Sales of Equity Securities

In addition, on July 11, 2025 the Selling Stockholder voluntarily converted pursuant to the Company's Amended and Restated Certificate of Incorporation an additional 50 million shares of its outstanding Class B common stock to Class A Stock (the “Conversion”). The Selling Stockholder previously informed the Company that it intends to hold the Class A Stock at this time and that the Conversion of such shares is being effected solely to increase the number of Class A Stock issued and outstanding.

The Class A Stock issued to the Selling Stockholder in the Conversion was issued pursuant to an exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933. The Company received no proceeds from the issuance of shares in the Conversion.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated as of July 9, 2025, among Mobileye Global Inc., Intel Overseas Funding Corporation, Goldman Sachs & Co. LLC and BofA Securities, Inc.

5.1	Opinion of Davis Polk & Wardwell LLP, relating to the Offering.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mobileye Global Inc.

Date: July 11, 2025	By:	/s/ Prof. Amnon Shashua
Prof. Amnon Shashua
President and Chief Executive Officer